Amendment #1

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 15, 2003

Between

PRUCO LIFE INSURANCE COMPANY

(THE COMPANY)

And

MUNICH AMERICAN REASSURANCE COMPANY

(THE REINSURER)

The parties hereby agree to the following:

1.	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

For policy risk amounts where the M Life Insurance Company has capacity to retain a 10% share of the mortality risk under the Modco Agreement described in the Preamble, THE REINSURER will automatically reinsure under this Agreement an amount equal to 17.78% times 50% of the policy risk amount. Once the M Life Insurance Company has reached its retention limit, THE REINSURER will automatically reinsure under this Agreement an amount equal to 22.22% times 50% of the policy risk amount. M Life Insurance Company’s retention limit is $1 million per life. The portion reinsured with THE REINSURER under this Agreement (17.78% or 22.22%) is known as the YRT Percentage.

For policy risk amounts where the M Life Insurance Company has capacity, THE COMPANY will also reinsure under one or more Other YRT Agreements with THIRD-PARTY REINSURERS amounts up to 62.22% times 50% of the policy risk amount. For policy risk amounts where the M Life Insurance Company has exceeded its retention limit, THE COMPANY will reinsure under one or more Other YRT Agreements with THIRD-PARTY REINSURERS amounts up to 77.78% times 50% of the policy risk amount. The total policy risk amount to be reinsured through this Agreement and all Other YRT Agreements will not exceed 50% of the First Layer of Coverage amounts shown in Schedule A, Section 5.

Example 1 – (M Life has full capacity of $1 million available) - If the policy risk amount is $10 million, the M Life Insurance Company will retain $1 million (i.e., 10% times $10 million) under the Modco Agreement and THE REINSURER will reinsure $ 889,000 (i.e., 17.78% times 50% times $10 million) under this Agreement.

Example 2 – (M Life has capacity of $200,000 available) - If the policy risk amount is $10 million, the M Life Insurance Company will retain $200,000 (i.e., 10% of the first $2 million) under the Modco Agreement and THE REINSURER will reinsure $1,066,600 (i.e., 17.78% times 50% of the first $2 million plus 22.22% times 50% of the policy risk amount in excess of $2 million) under this Agreement.

Example 3 – (M Life has no capacity) - If the policy risk amount is $10 million, THE REINSURER will reinsure $ 1,111,000 (i.e., 22.22% times 50% of the policy risk amount) under this Agreement.

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2.	SCHEDULE B, Section 6, NET AMOUNT AT RISK, shall be replaced by the following:

The policy net amount at risk is equal to the excess of the death benefit over the contract fund. The portion of the net amount at risk reinsured under this Agreement is equal to the product of the YRT Percentage times 50% of the policy net amount at risk.

Changes in the net amount at risk can result from increases, as well as decreases in the face amount. These changes can also result from changes in the contract fund, i.e., changes due to unit value fluctuations, the assessment of contract fees and charges, the crediting of interest and the addition or withdrawal of funds. Changes in the net amount at risk can also result from changes in the death benefit needed to meet the definition of life insurance once a policy enters the “corridor.”

Changes in the reinsured portion of the net amount at risk will depend on whether the retention limit of M Life Insurance Company has been reached. These changes will operate as follows:

a.	Increase in Policy Net Amount at Risk – (Assumes M Life Insurance Company has
capacity to retain its 10% share up to its retention limit) - An amount equal to the YRT
Percentage, as defined in Schedule A, times 50% of the new policy net amount at risk will be reinsured under this Agreement. In addition, an amount equal to X% times 50%
of the new policy net amount at risk will be reinsured under one or more Other YRT
Agreements with THIRD-PARTY REINSURERS, where X is derived as follows:

1.	For the portion of the policy whereby M Life Insurance Company can retain its 10% share up to its retention limit, X% is equal to 80% minus the YRT Percentage.

2.	For the portion of the policy whereby M Life Insurance Company has exceeded its retention limit, X% is equal to 100% minus the YRT Percentage.

Example 1 – The policy amount is $1 million, the contract fund is $400,000 and the net amount at risk is $600,000. With respect to 50% of the policy risk amount addressed by this Agreement, $60,000 is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $53,340 i.e., ($600,000 x 17.78% x 50%) is reinsured under this Agreement, and $186,660 i.e., ($600,000 x (80% - 17.78%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $60,000 is retained by THE COMPANY and $240,000 is ceded to the THIRD-PARTY REINSURERS.

There is no other insurance retained by M Life Insurance Company on the same insured. If the face amount is increased to $2 million, the net amount at risk is increased to $1.6 million. In this instance, with respect to 50% of the policy risk amount addressed by this Agreement, $160,000 is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $142,240 i.e., ($1.6 million x 17.78% x 50%) is reinsured under this Agreement, and $497,760 i.e., ($1.6 million x (80% - 17.78%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $160,000 is retained by THE COMPANY and $640,000 is ceded to the THIRD-PARTY REINSURERS.

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Example 2 – The policy amount is $35 million, the contract fund is $5 million and the net amount at risk is $30 million. With respect to 50% of the policy risk amount addressed by this Agreement, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $3,111,000 i.e., [($10 million x 17.78% x 50%) + ($20 million x 22.22% x 50%)] is reinsured under this Agreement, and $10,889,000 i.e., [($10 million x (80% - 17.78%) x 50%) + ($20 million x (100% - 22.22%) x 50%)] is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $3,000,000 is retained by THE COMPANY and $12,000,000 is ceded to the THIRD-PARTY REINSURERS.

If the face amount is increased to $40 million, the net amount at risk is increased to $35 million. In this instance, with respect to 50% of the policy risk amount addressed by this Agreement, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $3,666,500 i.e., [($10 million x 17.78% x 50%) + ($25 million x 22.22% x 50%)] is reinsured under this Agreement, and $12,833,500 i.e., [($10 million x (80% - 17.78%) x 50%) + ($25 million x (100% - 22.22%) x 50%)] is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $3,500,000 is retained by THE COMPANY and $14,000,000 is ceded to the THIRD-PARTY REINSURERS.

Example 3 – The policy amount is $10.5 million, the contract fund is $500,000 and the net amount at risk is $10 million. With respect to 50% of the policy risk amount addressed by this Agreement, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $ 889,000 i.e., ($10 million x 17.78%) x 50%) is reinsured under this Agreement, and $ 3,111,000 i.e., ($10 million x (80% - 17.78%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $1 million is retained by THE COMPANY and $4 million is ceded to the THIRD-PARTY REINSURERS.

There is no other insurance retained by M Life Insurance Company on the same insured. If the face amount is increased to $11 million, the net amount at risk is increased to $10.5 million. In this instance, with respect to 50% of the policy risk amount addressed by this Agreement, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $944,550 i.e., [($10 million x 17.78% x 50%) + ($500,000 x 22.22% x 50%)] is reinsured under this Agreement, and $3,305,450 i.e., [($10 million x (80% - 17.78%) x 50%) + ($500,000 x (100% - 22.22%) x 50%)] is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $1,050,000 is retained by THE COMPANY and $4,200,000 is ceded to the THIRD-PARTY REINSURERS.

b.	Decrease in Policy Net Amount at Risk – (Assumes M Life Insurance Company has capacity to retain its 10% share up to its retention limit) – An amount equal to the YRT

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Percentage, as defined in Schedule A, times 50% of the new policy net amount at risk will be reinsured under this Agreement. In addition, an amount equal to X% times 50% of the new policy net amount at risk will be reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS, where X is derived as defined in Section 6a above.

Example 4 – The policy amount is $2 million, the contract fund is $400,000 and the net amount at risk is $1.6 million. With respect to 50% of the policy risk amount addressed by this Agreement, $160,000 is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $142,240 i.e., ($1.6 million x 17.78% x 50%) is reinsured under this Agreement, and $497,760 i.e., ($1.6 million x (80% - 17.78%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $160,000 is retained by THE COMPANY and $640,000 is ceded to the THIRD-PARTY REINSURERS.

If the face amount is decreased to $1 million, the net amount at risk is decreased to $600,000. In this instance, with respect to 50% of the policy risk amount addressed by this Agreement, $60,000 is reinsured with M Life Insurance Company under the Modco Agreement, as described in the Preamble, $53.340 i.e., ($600,000 x 17.78% x 50%) is reinsured under this Agreement, and $186,660 i.e., ($600,000 x (80% - 17.78%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $60,000 is retained by THE COMPANY and $240,000 is ceded to the THIRD-PARTY REINSURERS.

Example 5 – The policy amount is $40 million, the contract fund is $5 million and the net amount at risk is $35 million. With respect to 50% of the policy risk amount addressed by this Agreement, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $3,666,500 i.e., [($10 million x 17.78% x 50%) + ($25 million x 22.22% x 50%)] is reinsured under this Agreement, and $12,833,500 i.e., [($10 million x (80% - 17.78%) x 50%) + ($25 million x (100% - 22.22%) x 50%)] is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $3,500,000 is retained by THE COMPANY and $14,000,000 is ceded to the THIRD-PARTY REINSURERS.

If the face amount is decreased to $35 million, the net amount at risk is decreased to $30 million. In this instance, with respect to 50% of the policy risk amount addressed by this Agreement, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $3,111,000 i.e., [($10 million x 17.78% x 50%) + ($20 million x 22.22% x 50%)] is reinsured under this Agreement, and $10,889,000 i.e., [($10 million x (80% - 17.78%) x 50%) + ($20 million x (100% - 22.22%) x 50%)] is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $3,000,000 is retained by THE COMPANY and $12,000,000 is ceded to the THIRD-PARTY REINSURERS.

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Example 6 – The policy amount is $11 million, the contract fund is $500,000 and the net amount at risk is $10.5 million. With respect to 50% of the policy risk amount, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $944,550 i.e., [($10 million x 17.78% x 50%) + ($500,000 x 22.22% x 50%)] is reinsured under this Agreement, and $3,305,450 i.e., [($10 million x (80% - 17.78%) x 50%) + ($500,000 x (100% - 22.22%) x 50%)] is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $1,050,000 is retained by THE COMPANY and $4,200,000 is ceded to the THIRD-PARTY REINSURERS.

If the face amount is decreased to $10.5 million, the net amount at risk is decreased to $10 million. In this instance, with respect to 50% of the policy risk amount, $1 million is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble, $889,000 i.e., ($10 million x 17.78% x 50%) is reinsured under this Agreement, and $3,111,000 i.e., ($10 million x (80% - 17.78%)x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $1 million is retained by THE COMPANY and $4 million is ceded to the THIRD-PARTY REINSURERS.

c.

Termination of a non-MPVUL Policy which Results in Additional Capacity at M Life Insurance Company - The portion of the policy net amount at risk reinsured under this Agreement will be decreased by the amount of additional capacity at the M Life Insurance Company made available by the termination of the non-MPVUL policy.

Example 7 - The policy amount is $2 million, the contract fund is $400,000 and the net amount at risk is $1.6 million. With respect to 50% of the policy risk amount, $0 is reinsured with M Life Insurance Company under the Modco Agreement as described in the Preamble (because the M Life Insurance Company retention limit was reached entirely as a result of a non-MPVUL policy), $177,760 i.e., i.e., ($1.6 million x 22.22% x 50%) is reinsured under this Agreement, and $622,240 i.e., ($1.6 million x (100% - 22.22%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $160,000 is retained by THE COMPANY and $640,000 is ceded to the THIRD-PARTY REINSURERS.

If the non-MPVUL policy is terminated, thereby making available an additional 10% capacity at the M Life Insurance Company, then that capacity will be utilized for the $2 million MPVUL policy. In that instance, the policy amount is $2 million, the contract fund is $400,000 and the net amount at risk is $1.6 million. With respect to 50% of the policy risk amount $160,000 is reinsured with the M Life Insurance Company under the Modco Agreement as described in the Preamble, $142,240 i.e., ($1.6 million x 17.78% x 50%) is reinsured under this Agreement and $497,760 i.e., ($1.6 million x (80% - 17.78%) x 50%) is reinsured under one or more Other YRT Agreements with THIRD-PARTY REINSURERS. With respect to the remaining 50% of the policy risk amount, $160,000 is retained by THE COMPANY and $640,000 is ceded to the THIRD-PARTY REINSURERS.

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In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of

January 1, 2006 .

PRUCO LIFE INSURANCE COMPANY	MUNICH AMERICAN REASSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

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